UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2015

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 29, 2015, AAR CORP. (the “Company”) announced that Michael J. Sharp was elected Chief Financial Officer of the Company on September 28, 2015, with such election to be effective on October 5, 2015.  Mr. Sharp will replace John C. Fortson, who is resigning effective October 5, 2015 to take a Chief Financial Officer position with a non-aviation company.

Mr. Sharp, 53, is a 19-veteran of the Company and will continue to serve as the Company’s Vice President and Chief Accounting Officer. Mr. Sharp previously served as interim Chief Financial Officer of the Company from October 2012 to July 2013.  Prior to joining the Company, Mr. Sharp worked in management positions with Kraft Foods and KPMG, LLP.

As Chief Financial Officer of the Company, Mr. Sharp will receive the following compensation for the fiscal year ending May 31, 2016: an annual base salary of $400,000; an annual cash bonus opportunity equal to 70% of his annual base salary if certain performance goals are met at a target level; and total stock awards valued at $500,000 on the date of grant. Mr. Sharp continues to be eligible for other benefits provided to executive officers of the Company as described in the Company’s proxy statement filed with the Securities and Exchange Commission on August 28, 2015.  Mr. Sharp has a severance and change in control agreement with the Company (see Exhibit 10.10 to the Company’s annual report on Form 10-K for the fiscal year ended May 31, 2001).

A copy of the Company’s press release announcing Mr. Sharp’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                        Financial Statements and Exhibits.

(d)                                       Exhibits.

99.1       Press release issued by AAR CORP. on September 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015

AAR CORP.

	By:	/s/ Robert J. Regan
Robert J. Regan
Vice President, General Counsel and Secretary